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                                                              EXHIBIT 3.2





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                                 VF CORPORATION


                                    By-Laws










                                                 Effective April 18, 1995

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                                     INDEX

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                                                                                                         PAGE NO.
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ARTICLE I - Meetings of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.  Place of Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 2.  Annual Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 3.  Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 4.  Adjournment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 5.  Notice of Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 6.  Quorum of Shareholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 7.  Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 8.  Voting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (a)      Voting Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (b)      Proxies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 (c)      Ballot. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (d)      Required Vote.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (e)      Shares Owned by the Corporation.  . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (f)      Shares Owned by Other Corporations. . . . . . . . . . . . . . . . . . . . . . . . .   3
                 (g)      Shares Jointly Held or Held by Fiduciaries. . . . . . . . . . . . . . . . . . . . .   3
                 (h)      Use of Conference Telephone and Similar Equipment.  . . . . . . . . . . . . . . . .   4
         Section 9.  Judges of Election.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 10. Determination of Shareholders of Record.   . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 11. Voting Lists.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 12. Nominating Procedure.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE II - Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.  Powers and Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.  Qualifications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.  Number, Classification, and Term of
                                   Office.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 4.  Resignations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 5.  Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 6.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 7.  Place of Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 8.  Annual Meeting.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 9.  Regular Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 10. Special Meetings.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 11. Notice of Meetings; Adjournment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 12. Quorum.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 13. Organization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 14. Action Without a Meeting or By Conference
                                  Telephone or Similar Communications
                                  Equipment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 15. Compensation of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE III - Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.  Executive Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.  Other Committees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

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
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ARTICLE IV - Notice - Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.  Notice - What Constitutes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.  Waiver in Writing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.  Waiver by Attendance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 4.  Notice Not Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V - Officers and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 1.  Officers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.  Qualifications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.  Election and Term of Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 4.  Resignations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.  Removal of Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 6.  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 7.  The Chairman of the Board of Directors.  . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 8.  The President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 9.  The Vice Presidents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 10.  The Secretary.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 11.  Assistant Secretaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 12.  The Treasurer.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 13.  Assistant Treasurers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 14.  The Controller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 15.  Compensation of Officers and Others.  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 16.  Agents and Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI - Borrowing, Deposits, Proxies, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 1.  Borrowing, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 2.  Deposits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 3.  Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 4.  Execution of Instruments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE VII - Corporate Records - Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 1.  Records to be Kept.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 2.  Inspection.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VIII - Share Certificates, Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 1.  Share Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 2.  Transfer of Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 3.  Transfer Agent and Registrar; Regulations. . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.  Lost, Destroyed, and Mutilated
                                   Certificates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE IX - Financial Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE X - Indemnification; Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 1.  Right to Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE XI - Amendments to By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XII - Provisions Relating to the Act of April 27, 1990
                                        (P.L. 129, No. 36)  . . . . . . . . . . . . . . . . . . . . . . . . .  21

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                                    BY-LAWS

                                       OF

                                 VF CORPORATION




                          (A Pennsylvania Corporation)



                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

                 SECTION 1. PLACE OF MEETING. All meetings of the shareholders of the Corporation shall be held at the office of the Corporation at 1047 North Park Road, in Wyomissing, Reading, Pennsylvania, or at any other location as the Board of Directors may determine.

                 SECTION 2. ANNUAL MEETING. The Annual Meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in April in each year, if such day is not a legal holiday, and if a legal holiday, then on the first following day that is not a legal holiday, at such place and hour as shall be fixed by the Board of Directors from time to time. If the Annual Meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting at any time thereafter.

                 SECTION 3. SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman, the President, or the Board of Directors, and may be called by a shareholder only as provided in
Section 2521(b) of the Pennsylvania Business Corporation Law. At any time, upon written request of any person or persons entitled to call a special meeting, such request stating the purpose or purposes of such meeting, it shall be the duty of the Secretary forthwith to call a special meeting of the shareholders, which, if the meeting is called pursuant to a statutory right, shall be held at such time as the Secretary may fix, not more than 60 days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

                 SECTION 4. ADJOURNMENT. Adjournment or adjournments of any annual or special meeting may be taken, including one at which directors are to be elected, for such period as the shareholders present and entitled to vote shall direct.

                 SECTION 5.  NOTICE OF MEETINGS.  Written notice
(conforming to the provisions of Section 1 of Article IV of these By-Laws) of every meeting of the shareholders shall be given by the Secretary in the case of an Annual Meeting, and by or at the direction of the person or persons authorized to call the meeting in the case of a special meeting, to each shareholder of record entitled to vote at the meeting, at least 10 days prior to the day named for the meeting, unless a greater period of notice is by law required in a particular case.

                 When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

                 SECTION 6. QUORUM OF SHAREHOLDERS. A shareholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to cast a vote on the particular matters to be acted upon shall constitute a quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of electing directors.

                 SECTION 7. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board of Directors, or in his absence, the President, or, in his absence, a Vice President, shall act as chairman of the meeting and the Secretary, or in his absence, a person appointed by the Chairman, shall act as secretary of the meeting.

                 SECTION 8.  VOTING.

                 (a) VOTING RIGHTS. Except as otherwise provided in the Articles, or by law, every shareholder of record shall have the right, at every shareholders' meeting, to one vote for every share





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
standing in his name on the books of the Corporation. Holders of fractional shares shall not be entitled to any vote in respect thereof. Every shareholder may vote either in person or by proxy.

                 (b) PROXIES. Every proxy shall be executed in writing by the shareholder, or by his duly authorized attorney in fact, and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. A shareholder shall not sell his vote or execute a proxy to any person for any sum of money or anything of value.

                 (c) BALLOT. No vote by the shareholders need be by ballot, except, in elections of directors, upon demand made by a shareholder entitled to vote at the election before the voting begins.

                 (d) REQUIRED VOTE. Except as otherwise specified in the Articles, these By-Laws or provided by law, all matters shall be decided by the vote of the holders of a majority of the of shares cast at a meeting at which a quorum shall be present, though such majority be less than a majority of all the outstanding shares entitled to vote thereon. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In all elections for directors, the candidate receiving the highest number of votes up to the number of directors to be elected shall be elected.

                 (e) SHARES OWNED BY THE CORPORATION. Shares of its own capital stock belonging to the Corporation (other than shares of its own capital stock, if any, held by it in a fiduciary capacity) shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

                 (f) SHARES OWNED BY OTHER CORPORATIONS. Shares in this Corporation owned by another corporation may be voted by any officer or agent of the latter or by proxy appointed by any such officer or agent, unless some other person, by resolution of its Board of Directors or a provision of its Articles or By-Laws, a





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
copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, shall be appointed its general or special proxy, in which case such person shall be entitled to vote such shares.

                 (g) SHARES JOINTLY HELD OR HELD BY FIDUCIARIES. Shares in this Corporation held by two or more persons jointly or as tenants in common, as fiduciaries or otherwise (including a partnership), may be voted by any one or more of such persons, either in person or by proxy. If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

                 (h) USE OF CONFERENCE TELEPHONE AND SIMILAR EQUIPMENT. Unless specifically authorized by the Board of Directors, no shareholder may participate in any meeting of shareholders by means of conference telephone or similar communications equipment.

                 SECTION 9. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three Judges are to be appointed. No person who is a candidate for office shall act as a Judge.

                 In case any person appointed as Judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as Chairman.

                 The Judges of Election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The Judges of Election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there be three Judges of Election, the decision, act, or certificate of a majority shall be as effective in all respects as the decision, act, or certificate of all.

                 On the request of the Chairman of the meeting, or of any shareholder or his proxy, the Judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts as stated therein.

                 SECTION 10. DETERMINATION OF SHAREHOLDERS OF RECORD. The Board of Directors may fix a time prior to the date of any meeting of shareholders, or prior to any other date, including, but not limited to, the date fixed for the payment of any dividend or distribution, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or entitled to receive payment of any such dividend or distribution or as a record date for any other purpose. In the case of a meeting of shareholders, the record date shall be not more than 90 days prior to the date of the meeting, except in the case of an adjourned meeting. Only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to such other rights as are involved, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                 Unless a record date is fixed by the Board of Directors: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the tenth day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held, (2) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation, and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day





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
on which the Board of Directors adopts the resolution relating thereto.

                 SECTION 11. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote, in person or by proxy, at any meeting of shareholders. Notwithstanding the foregoing, at any time when the Corporation has 5,000 or more shareholders, in lieu of making a list, the Corporation may make such information available at the meeting by any other means.

                 SECTION 12. NOMINATING PROCEDURE. Subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon dissolution to elect directors under specified circumstances, nominations for election of directors may be made by any shareholder entitled to vote for the election of directors only if written notice of such shareholder's intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Corporation in the manner and within the time specified herein. Notice must be received by the Secretary of the Corporation not less than 150 days prior to the date fixed for the annual meeting of shareholders pursuant to these By-Laws; provided, however, that if directors are to be elected by the shareholders at any other time, notice must be received by the Secretary of the Corporation not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. The notice may either be delivered or may be mailed to the Secretary of the Corporation by certified or registered mail, return receipt requested.

                 The notice shall be in writing and shall contain:

                 (i)      the name and residence of such shareholder;

                 (ii) a representation that the shareholder is a holder of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;





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

                 (iii) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation.

                 (iv) a description of all arrangements or understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the shareholders; and

                 (v) the consent of each nominee to serve as director of the Corporation is so election.

                 The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

                                   ARTICLE II

                               BOARD OF DIRECTORS

                 SECTION 1. POWERS AND ELECTION. The business and affairs of the Corporation shall be managed by the Board of Directors, and all powers of the Corporation, except as otherwise provided by law, by the Articles, or by these By-Laws, shall be exercised by the Board of Directors.

                 Except in the case of vacancies, directors shall be elected by the shareholders.

                 SECTION 2. QUALIFICATIONS. Directors shall be natural persons of full age but need not be residents of the Commonwealth of Pennsylvania or shareholders in the Corporation. A director may also be a salaried officer or employee of the Corporation. No person shall be eligible to be elected a director of the Corporation if at the time of the election he shall have attained the age of 70 years. If any person elected as a director shall within 30 days after notice of his election fail to accept such office, either in writing or by attending a meeting of the Board of Directors, the Board of Directors may declare his office vacant.

                 SECTION 3. NUMBER, CLASSIFICATION, AND TERM OF OFFICE. The number of directors of the Corporation shall be not less than six and may consist of such larger number as may be determined from time to time by the Board of Directors. The Board of Directors shall be divided into three classes, each class of which shall be as nearly equal in number as possible, the term of office of at least one class shall expire in each year, and the members of a class shall not be elected for a shorter period than one year, or for a longer period than three years. One-third (or the nearest approximation thereto) of the number of the Board of Directors, determined as aforesaid, shall be elected at each Annual Meeting of the shareholders for terms to expire at the third subsequent meeting of shareholders at which directors are elected. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, subject to earlier termination as herein provided.

                 SECTION 4. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, to the Chairman, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 5. REMOVAL. The entire Board of Directors, or a class of the Board, or any individual director may be removed from office by the vote of shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at any election of directors or of such class of directors only for cause. In case the Board or such a class of the Board or any one or more directors be so removed, new directors may be elected at the same meeting. The repeal of a provision of the Articles or By-Laws prohibiting, or the addition of a provision to the Articles or By-Laws permitting, the removal by the shareholders of the Board, a class of the Board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which he was elected.

                 SECTION 6. VACANCIES. Vacancies in the Board of Directors, whether occurring because of death, resignation, removal, increase in the number of directors, or because of some other reason, may be filled by a majority of the remaining members of the Board, though less than a quorum. Any director chosen to fill a vacancy, including a vacancy resulting from an increase in the number of directors, shall hold office until the next election of the class for which such director has been chosen, and until his successor has been selected and qualified or until his earlier death, resignation or removal.

                 SECTION 7. PLACE OF MEETING. The meetings of the Board of Directors may be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as a majority of the directors may from time to time determine, or as may be designated in the notice calling the meeting.

                 SECTION 8. ANNUAL MEETING. Immediately after each annual election of directors the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

                 SECTION 9. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place, if any, as shall be designated from time to time by resolution of the Board of Directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board of Directors. At such meetings the directors shall transact such business as may properly be brought before the meeting.

                 SECTION 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the President, or by a majority of the directors, and shall be held at such time and place as shall be designated in the call for the meeting.

                 SECTION 11. NOTICE OF MEETINGS; ADJOURNMENT. Notice, in accordance with the provisions of Article IV, Section 1 of these By-Laws, of each special meeting shall be given, by or at the direction of the person authorized to call such meeting, to each director, at least six hours prior to the commencement of the meeting. Notice of regular meetings need not be given. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by a an announcement at the meeting at which such adjournment is taken.

                 SECTION 12. QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

                 SECTION 13. ORGANIZATION. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or in his absence, the President, or, in his absence, a Vice President, or, in the absence of each Vice President, a chairman chosen by a majority of the directors present, shall preside, and the Secretary, or, in his absence, any person appointed by the chairman, shall act as secretary.

                 SECTION 14. ACTION WITHOUT A MEETING OR BY CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any action which may be taken at a meeting of the directors or any Board committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. One or more directors may participate in a meeting of the Board or of any Board committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other.

                 SECTION 15. COMPENSATION OF DIRECTORS. Each director who is not a salaried officer or employee of the Corporation or its subsidiaries shall be compensated for his services as a member of the Board or any committee thereof in such manner as the Board of Directors by resolution shall from time to time provide. Directors shall also be reimbursed by the Corporation for all reasonable expenses incurred in travelling to and from the place of each meeting of the Board of Directors or any such committee.

                                  ARTICLE III

                                   COMMITTEES

                 SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution adopted by a majority of the whole Board, delegate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation, except that such Executive Committee shall not have any power or authority as to the following: (i) the submission to shareholders of any action requiring approval of shareholders under the Pennsylvania Business Corporation Law; (ii) the creation or filling of vacancies in the Board of Directors; (iii) the adoption, amendment or repeal of the By-Laws; (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; and (v) action on matters committed by the By-Laws or resolution of the Board of Directors to another committee of the Board.

                 The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors at each regular meeting.

                 SECTION 2. OTHER COMMITTEES. The Board of Directors may, at any time and from time to time, appoint one or more other committees, consisting of directors or others, to perform such duties and make such investigations and reports as the Board of Directors shall by resolution determine, except that any such committee shall be subject to the same restrictions on power and authority as the Executive Committee set forth in
Section 1 of this Article III. Such committees shall determine their own organization and times and places of meeting, unless otherwise directed by such resolution.


                                   ARTICLE IV

                                NOTICE - WAIVER

                 SECTION 1. NOTICE - WHAT CONSTITUTES. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to his address (or to his telex, TWX, telecopier, or telephone number) appearing on the books of the Corporation, or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph, or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for transmission to such person or in the case of telex, telecopier, or TWX, when dispatched. If notice of any meeting is given by telephone, it shall be deemed to have been given when a message is received by either the person entitled to such notice or a representative authorized to receive such message. Such notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

                 SECTION 2. WAIVER IN WRITING. Whenever any written notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

                 SECTION 3. WAIVER BY ATTENDANCE. The presence of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purposes of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                 SECTION 4. NOTICE NOT REQUIRED. The giving of notice required under these By-Laws is not required to be given to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months, if such communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, notice shall be given to that shareholder as required under these By-Laws.


                                   ARTICLE V

                              OFFICERS AND AGENTS

                 SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors, a President, a Secretary, a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and such other officers and assistant officers as the Board of Directors may from time to time determine.

                 SECTION 2. QUALIFICATIONS. Any two or more offices may be held by the same person except the offices of President and Secretary. It shall not be necessary for the officers to be directors. The Board of Directors may secure the fidelity of any or all of the officers by bond or otherwise. The officers, other than the Treasurer, shall be natural persons of full age. The Treasurer shall be either a natural person of full age or a corporation.

                 SECTION 3. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected or appointed by the Board of Directors at its annual meeting, but the Board of Directors may elect or appoint officers or fill any vacancies among the officers at any other meeting. Subject to earlier termination of office as herein provided, each officer shall hold office for one year and until his successor shall have been duly elected or appointed and qualified.

                 SECTION 4. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman, or to the President, or to the Secretary, of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 5. REMOVAL OF OFFICERS. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                 SECTION 6.  VACANCIES.    The Board of Directors shall have
power to fill any vacancies in any office occurring from whatever reason.

                 SECTION 7. THE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall, if present thereat, preside as Chairman at all meetings of the shareholders and of the directors. He shall be, ex officio, a member of all standing committees of the Board of Directors except the Audit Committee, the Organization and Compensation Committee and the Nominating Committee.

                 SECTION 8. THE PRESIDENT. The President shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation; and, in general, he shall perform duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman.

                 SECTION 9. THE VICE PRESIDENTS. In the absence or disability of the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any special committee of which the President is a member or chairman by designation or ex officio, except when designated by the Board of Directors. The Vice
Presidents shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman or the President.

                 SECTION 10. THE SECRETARY. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board of Directors and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; he shall take note in the minutes of a dissent of a director and shall file a written dissent filed by a director prior to the adjournment of a meeting or immediately thereafter, and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman or the President.

                 SECTION 11. ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President or the Secretary.

                 SECTION 12. THE TREASURER. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation from any source whatever, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman or the President.

                 SECTION 13. ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the Chairman, the President or the Treasurer.

                 SECTION 14. THE CONTROLLER. The Controller shall be the accounting officer of the Corporation, shall have the duties and responsibilities for corporate, general, plant, distribution, and cost accounting, budgeting, forecasting, financial reporting, systems and procedures, data processing, taxes, and such other duties as may from time to time be assigned by the Board of Directors, the Chairman or the President.

                 SECTION 15. COMPENSATION OF OFFICERS AND OTHERS. The compensation of all officers shall be fixed from time to time by the Board of Directors or a Committee thereof or by the Chairman. No officer shall be precluded from receiving such compensation by reason of the fact that he is also a director of the Corporation. Additional compensation, fixed as above provided, may be paid to any officers and/or employees for any year, based on the success of the operations of the Corporation during such year.

                 SECTION 16. AGENTS AND EMPLOYEES. The Chairman, the President or any officer or employee of the Corporation authorized by the Chairman or the President may appoint or employ such agents and employees as shall be requisite for the proper conduct of the business of the Corporation, and may fix their compensation and the terms of their employment; provided that without the approval of the Board of Directors first had and obtained no agent or employee shall be appointed or employed under a contract unless it is terminable by the Corporation on not more than 60 days' notice.


                                   ARTICLE VI

                       BORROWING, DEPOSITS, PROXIES, ETC.

                 SECTION 1. BORROWING, ETC. No officer or officers, agent or agents, employee or employees of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board of Directors for any of the above purposes and may be general or limited to specific instances.

                 SECTION 2. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board of Directors shall from time to time determine.

                 SECTION 3. PROXIES. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.

                 SECTION 4. EXECUTION OF INSTRUMENTS. Except as otherwise authorized by the Board of Directors, any note, mortgage, evidence of indebtedness, contract, or other instrument of writing, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, co-partnership, association or corporation, when signed by any one of the Chairman, the President, a Vice President, the Treasurer and the Secretary shall be held to have been properly executed for and on behalf of the Corporation.


                                  ARTICLE VII

                         CORPORATE RECORDS - INSPECTION

                 SECTION 1. RECORDS TO BE KEPT. The Corporation shall keep an original or duplicate record of the proceedings of the shareholders and of the directors, and a copy of these By-Laws, including all amendments or alterations thereto, to date, certified by the Secretary of the Corporation. It shall also keep at its registered office, its principal office, or at the office of a Transfer Agent or Registrar within the Commonwealth of Pennsylvania, an original or a duplicate share register giving the names of the shareholders, in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation. It shall also keep appropriate, complete, and accurate books of records of account, which may be kept at its registered office or at its principal place of business. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

                 SECTION 2. INSPECTION. Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and to make copies or make extracts therefrom.


                                  ARTICLE VIII

                          SHARE CERTIFICATES, TRANSFER

                 SECTION 1. SHARE CERTIFICATES. Unless otherwise determined by the Board of Directors, the shares of the Corporation shall be represented by share certificates. Share certificates shall contain the matters required by law, and shall be signed by any one or more of the Chairman of the Board, the President, a Vice President, the Treasurer and the Secretary. Where such certificate is signed by a Transfer Agent or a Registrar, the signature of any corporate officer upon such certificate, and the corporate seal if one is affixed, may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. Every shareholder of record shall be entitled to a share certificate representing the shares owned by him, but a share certificate shall not be issued by the Corporation to any shareholder until the shares represented thereby have been fully paid for. The Board of Directors may determine that any or all classes and series of shares, or any part thereof, shall be uncertificated shares, in which case the Corporation shall send to the registered owner thereof a written notice containing such information as is required by law.

                 SECTION 2.  TRANSFER OF SHARES.    Transfers of share
certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof, or by his attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificate or certificates. In the case of uncertificated shares, the transfer of shares shall be made upon receipt of such documentation as the Corporation may require.

                 SECTION 3. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation may, if and whenever the Board of Directors may so determine, maintain in the Commonwealth of Pennsylvania or any other state, or in both, one or more transfer offices or agencies, each in charge of a Transfer Agent or Agents designated by the Board of Directors, where the shares of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a Registrar or Registrars designated by the Board of Directors, where such shares shall be so registered, and no certificates for shares of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of share certificates of the Corporation.

                 SECTION 4. LOST, DESTROYED, AND MUTILATED CERTIFICATES. The holder of any share certificate of the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation thereof, and the Board of Directors may, in its discretion, by either special or standing resolution, provide for and cause the issuance to him of a new share certificate or certificates, in the case of mutilation upon surrender of the mutilated certificate, or, in case of loss or destruction of the certificate, upon such proof of loss or destruction and such reasonable notice by publication and/or the deposit of a bond in such form and in such sum and with such surety or sureties, as in such resolution the Board of Directors may direct.


                                   ARTICLE IX

                               FINANCIAL REPORTS

                 The directors shall cause to be sent to shareholders annual reports, containing financial statements certified by an independent certified public accountant, and such other interim reports as may be deemed desirable or necessary; provided that reports to shareholders shall comply with the requirements of applicable federal or state securities laws and of the rules and listing agreements of any national securities exchange where a class of the Corporation's securities is listed for trading.


                                   ARTICLE X

                    INDEMNIFICATION; LIMITATION OF LIABILITY

                 SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries, against all liability, loss and expense (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Corporation.

                 SECTION 2. ADVANCE OF EXPENSES. Subject to Section 3 hereof, expenses incurred by a director or officer in defending (or acting as a witness in) a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under applicable law.

                 SECTION 3. PROCEDURE FOR DETERMINING PERMISSIBILITY. To determine whether any indemnification or advance of expenses under this Article X is permissible, the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall, reasonably determine (i) in the case of indemnification, whether the standards under applicable law have been met and (ii) in the case of advance of expenses prior to a change of control of the Corporation as provided below, whether such advance is appropriate under the circumstance, provided that each such determination shall be made by independent legal counsel if such quorum is not obtainable, or even if obtainable, a majority vote of a quorum of directors who are not parties to the Proceeding so directs; and provided further that, if there has been a change in control of the Corporation between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification shall be determined by independent legal counsel and the advance of expenses shall be obligatory subject to receipt of the undertaking specified in Section 2 hereof. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Corporation.

                 SECTION 4. CONTRACTUAL OBLIGATION. The obligations of the Corporation to indemnify a director or officer under this Article X, including, if applicable, the duty to advance expenses, shall be considered a contract between the Corporation and such director or officer, and no modification or repeal of any provision of this Article X shall affect, to the detriment of the director or officer, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

                 SECTION 5. LIMITATION OF LIABILITY. A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless (a) the director has breached or failed to perform the duties of his office under Section 511 of the Pennsylvania Associations Code or as such law may be amended from time to time and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

                                   ARTICLE XI

                             AMENDMENTS TO BY-LAWS

                 These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, either (a) upon receiving at least 80% of the votes which all voting shareholders are entitled to cast on the proposed By-Law change or adoption at any annual or special meeting of shareholders, or (b) in the event that the proposed By-Law change or adoption has been proposed by a majority of the Disinterested Directors (as defined below), upon receiving at least





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a majority of the votes cast at a duly convened meeting by the holders of shares entitled to vote on the proposed By-Law change, or (c) by a vote of a majority of the Disinterested Directors of the Corporation at any regular or special meeting of the directors.

                 The term "Disinterested Director" means any member of the Board of Directors who is unaffiliated with an Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board. A member of the Board of Directors who is affiliated with an Interested Shareholder shall nevertheless be considered a Disinterested Director for the purpose of voting upon any matter in which the interests of such Interested Shareholder (or any affiliate or associate of such Interested Shareholder) are solely as a holder of shares of capital stock and are undifferentiated from the interests of other holders of the same class of shares of capital stock.

                 The term "Interested Shareholder" shall mean and include any individual, corporation, partnership or other person or entity (other than the Corporation or any subsidiary thereof) who or which, together with its affiliates and associates (as those terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 as in effect on October 17, 1989) (a) becomes the beneficial owner (as that term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 as in effect on October 17, 1989) of an aggregate of 20% or more of the outstanding voting stock of the Corporation,
(b) is an affiliate or associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the voting power of the then outstanding voting stock or (c) is the beneficial owner of 5% or more of the shares of any class of voting stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by any Interested Shareholder; provided, however, that the term "Interested Shareholder" shall not include any employee benefit plan of the Corporation or a majority-owned subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan when acting in the capacity of a trustee or fiduciary.

                 A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XI, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder or a Disinterested Director, (b) the number





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
of shares of each class of stock beneficially owned by any person, and
(c) whether a person is an affiliate or associate of another. A majority of the Disinterested Directors of the Corporation shall have the further power to interpret all of the terms and provisions of this Article XI.


                                  ARTICLE XII

                PROVISIONS RELATING TO THE ACT OF APRIL 27, 1990
                               (P.L. 129, NO. 36)

         The provisions of Subsections (d) through (f) of Section 511, Subsections (e) through (g) of Section 1721 and Subchapters G and H of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.





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